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NORTHRIM BANK

2000 EMPLOYEE STOCK INCENTIVE PLAN

I.
GENERAL PROVISIONS

    1.  Purpose of the Plan.  The purpose of this Plan is to provide additional incentives to selected eligible key officers of Northrim Bank (the "Bank") and future subsidiaries of the Bank, thereby helping to attract and retain the best available personnel for positions of responsibility with such corporations and otherwise promoting the success of the business activities of such corporations. The incentives will be in the form of options to purchase shares of the Bank's common stock ("Common Stock") and/or other stock awards of the Bank's common stock, as described in Part III of the Plan.

    2.  Definitions.  As used in this Plan, the following definitions shall apply:

      (a) "Bank" shall mean Northrim Bank, a state-chartered commercial bank located in Anchorage, Alaska.

      (b) "Board shall mean the Board of Directors of the Bank.

      (c) "Common Stock" shall mean the Bank's common stock.

      (d) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of this Part I.

      (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Committee.

      (f)  "Employee" shall mean any person employed by the Bank or any Parent or Subsidiary of the Bank that now exists or is hereafter organized or acquired by the Bank.

      (g) "Employer" shall mean the Bank or any Parent or Subsidiary of the Bank that now exists or hereafter organized or acquired by the Bank.

      (h) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or

        (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Committee.

      (i)  "Incentive Stock Options" shall mean incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as now in effect or as hereafter amended.

      (j)  "Nonqualified Stock Options" shall mean any options granted pursuant to this Plan that are not Incentive Stock Options.

      (k) "Option" shall mean a right to purchase Common Stock of the Bank pursuant to the Stock option provisions of this Plan (Part II). Options shall include both Incentive Stock Options and Nonqualified Stock Options.

      (l)  "Optioned Stock" shall mean the Common Stock subject to an option.

      (m) "Plan" shall mean this Plan, including without limitation both the Stock Option and Other Stock Awards provisions of this Plan.

      (n) "Parent" shall mean any corporation having a relationship with the Bank as described in Section 424(e) of the Internal Revenue Code.

      (o) "Shareholder-Employee" shall mean an Employee who owns, at the time an Incentive Stock Option is granted, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 424(d) of the Internal Revenue Code shall apply.

      (p) "Subsidiary" shall mean any corporation having a relationship with the Bank as described in Section 424(f) of the Internal Revenue Code.

    3.  Shares Subject to the Plan.

      (a) Total Shares Available. Subject to adjustments under Section 3(b) below, the number of shares of Common Stock ("Shares") that may be delivered to participants under this Plan shall include the sum of (i) 250,000; (ii) any Shares, as of the date of shareholder approval of this Plan, available for future awards under the Northrim Bank Employee Stock Option and Restricted Stock Award Plan (the "Prior Plan"); and (iii) any Shares that are represented by awards under the Prior Plan, which are forfeited, expire or are cancelled without the delivery of Shares or which result in the forfeiture of Shares back to the Bank. In addition, any Shares delivered under this Plan or the Prior Plan which are forfeited back to the Bank because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan, which is forfeited or cancelled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the number of Shares available for delivery under the Plan. If any Option is exercised by tendering Shares, either actually or by attestation, to the Bank as full or partial payment for such exercise under this Plan or the Prior Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Similarly, if Shares are used to settle tax withholding obligations arising from awards made under the Prior Plan, only the number of Shares issued net of tax withholding will be deemed delivered for purposes of determining the number of Shares available for delivery under the Plan.

      (b) Adjustments to Shares Available. The number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock available for grant of additional Awards, and the exercise price of outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock), or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Bank; provided, however, that conversion of any convertible securities of the Bank shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

    No Option shall be adjusted by the Committee pursuant to this Section 3 in a manner that causes the Option, if an Incentive Stock Option, to fail to continue to qualify as an Incentive Stock Option.

      (c) Other Plan Limits. Subject to adjustment under Section 3(b), the following additional maximums are established under the Plan. The maximum number of Shares that may be issued in conjunction with awards granted pursuant to Part III of the Plan shall not exceed 125,000 Shares. The maximum aggregate number of Shares that may be covered by awards granted to any one individual pursuant to Parts II and III of the Plan shall not exceed 100,000 during any consecutive three calendar years.

      (d) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may, in addition to granting awards under Part III of the Plan, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Bank, including those of any entity acquired by the Bank.

    4.  Administration of the Plan.

      (a) The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other Committee as shall be appointed by the Board. The Committee shall consist solely of two or more members of the Board. If the Committee does not exist, or if for any other reason as determined by the Board the Board desires to directly exercise its powers under the Plan, then the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution for existing members, and fill vacancies (however caused). The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

    At least annually, the Committee shall present a written report to the Board indicating the Employees to whom awards have been granted since the date of the last such report, and, in each case, the date or dates of awards granted, the number of shares awarded, and the price or value per share awarded.

      (b) Powers of the Committee. Subject to the provisions and limitations of this Plan, the Committee shall have the authority and discretion:

         (i) to determine the Employees to whom awards are to be granted, the times of grant, and the number of shares to be represented by each award;

        (ii) to determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of Subparagraph 3(b) of Part II of this Plan in the case of Incentive Stock Options;

        (iii) to determine the types and other terms and conditions of each award granted under this Plan (which need not be identical), including performance and/or vesting contingencies;

        (iv) to modify or amend the terms of any award previously granted, or to grant substitute awards, subject to Part IV;

        (v) to interpret this Plan;

        (vi) to authorize any person or persons to execute and deliver award agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of awards by the Committee;

       (vii) to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions and applicable law.

    All decisions, determinations, and interpretations of the Committee shall be final and binding upon all persons, including all optionees and grantees of awards and any other holders or persons interested in any award, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or an award.

II.
STOCK OPTIONS

    1.  Nonqualified Stock Options and Incentive Stock Options.  Options in the form of Nonqualified Stock Options and options that qualify as Incentive Stock Options may be granted under the Plan.

    2.  Eligibility.  Options may be granted only to Employees whom the Committee, in its discretion, determines to be key Employees of the Bank, a Parent or Subsidiary. Granting of Options or other awards pursuant to this Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any Employee any right to receive any Option or other award pursuant to this Plan unless and until such Options or other awards are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Options or other awards pursuant to this Plan shall confer upon any Employee any right with respect to continuation of employment, nor shall the same interfere in any way with his or her right (or with the right of the Bank or a Subsidiary or a Parent) to terminate his or her employment at any time.

    3.  Terms and Conditions of Options.  All Options granted pursuant to this Plan must be authorized by the Committee or its designees and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall prescribe. The terms and conditions shall be documented in written agreements in such form as the Committee shall from time to time approve. Unless waived or modified by the Committee, all Options shall be subject to the following terms and conditions:

      (a) Number of Shares; Annual Limitation. Each option agreement shall state the number of shares subject to Option. Any number of Options may be granted to a single eligible Employee at any time and from time to time, subject to Part I, Section 3(c), and, except in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Options are exercisable for the first time by such Employee in any one calendar year (under all Incentive Stock Option plans of the Bank, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

      (b) Option Price and Consideration. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price as is determined by the Committee, but, in the case of Incentive Stock Options, shall in no event be less than the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

    In the case of an Incentive Stock Option granted to an Employee, who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

    The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if so determined by the Committee and specified in the Option agreement, in other property, including, without limitation, Common Stock of the Bank at its fair market value on the date of exercise.

      (c) Term of Option. No Stock Option granted pursuant to this Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee, shall be for not more than five (5) years from the date of grant of the Incentive Stock Option. Subject to the foregoing and other applicable provisions of this Plan, the term of each Option shall be determined by the Committee in its discretion.

      (d) Manner of Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

    Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

      (e) Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Alaska Securities Act or applicable securities statutes of other states, the rules and regulations promulgated under all such statutes, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Bank with respect to such compliance.

    As a condition to the exercise of an Option, the Bank may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Bank, such a representation is required by any applicable law.

      (f)  Merger, Sale of Assets, etc. Except as otherwise provided in the written agreement that evidences an Option, in the event of a proposed merger or other reorganization of the Bank with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Bank), or in the event of a proposed sale of substantially all of the assets of the Bank, or in the event of a proposed dissolution or liquidation of the Bank, (i) all outstanding and unexercised Options shall become immediately exercisable, and (ii) such Options shall either be assumed by a successor corporation, or parent thereof, or be replaced with a comparable award for the purchase of Shares of the common stock of the successor corporation, except that if such Options are not so assumed or replaced, then (iii) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his or her Option prior to such termination date.

      (g) Substitute Stock Options. In connection with the acquisition or proposed acquisition by the Bank or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Incentive Stock Option for an old incentive stock option shall satisfy the requirements of Section 425(a) of the Internal Revenue Code.

      (h) Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by the Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by the Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

      (i)  Other Provisions. Option agreements executed pursuant to this Plan may contain such other provisions as the Committee shall deem advisable, provided, in the case of Incentive Stock Options, that the provisions are not inconsistent with the provisions of Section 422A of the Internal Revenue Code or with any of the other terms and conditions of this Plan.

III.
OTHER STOCK AWARDS

    1.  Types of Awards.  In addition to Stock Options, the types of awards that may be granted under the Plan include stock awards. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in case of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest over at least three years and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of: net income, total revenue, earnings per share, profit returns and margins, cash flow, shareholder return and/or value, stock price, and working capital. Performance goals may be measured solely on a corporate, subsidiary or division basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude any extraordinary nonrecurring items.

    2.  Eligibility.  Eligibility for the grant of a stock award under this Part III shall be determined as provided in Section 2 of Part II of the Plan.

    3.  Shares Subject to Award.  The shares of Common Stock subject to stock awards are stated in Section 3 of Part I.

IV.
ADOPTION, AMENDMENT AND TERMINATION PROVISIONS

    1.  Term of the Plan.  This Plan shall become effective on the earlier of (i) the date of adoption of this Plan by the Board; or (ii) the date of shareholder approval of the Plan as hereinafter set forth in this Part IV. The Plan shall be unlimited in duration and, in the event of a Plan termination as provided in Section 2 below, shall remain in effect as long as any awards under it are outstanding;

provided, however, that, to the extent required by the Internal Revenue Code, no Incentive Stock Option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted, or if earlier, the date the Plan is approved by Shareholders.

    2.  Amendment or Early Termination of the Plan.

      (a) Amendment or Early Termination. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without proper approval of shareholders of the Bank, no such revision or amendment shall:

         (i) increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3 of Part I, or

        (ii) make any amendment to the Plan which would require shareholder approval under any applicable law or regulation.

    Any amendment made to this Plan which would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment, shall not be applicable to such outstanding Incentive Stock Options, but shall have prospective effect only, unless the Optionee agrees otherwise.

      (b) Modification and Amendment of Option. Subject to the requirements of Internal Revenue Code Section 422 with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Code Section 422(b).

    3.  Shareholder Approval.  Continuance of the Plan shall be subject to proper approval of the Plan by the shareholders of the Bank at a duly convened meeting of the shareholders of the Bank, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

CERTIFICATE OF ADOPTION

    I certify that the foregoing Plan was adopted by the Board of Directors of Northrim Bank on February 3, 2000, and by the Shareholders of the Bank on June 15, 2000.

/s/ Mary A. Finkle
Mary A. Finkle Secretary

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NORTHRIM BANK 2000 EMPLOYEE STOCK INCENTIVE PLAN